EXHIBIT 99.1

Chemung Financial Corporation Reports Third Quarter 2018 Net Income of $6.9 Million, or $1.43 per Share

ELMIRA, N.Y., Oct. 18, 2018 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq: CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income for the third quarter of 2018 of $6.9 million, or $1.43 per share, compared to $3.7 million, or $0.76 per share, for the third quarter of 2017.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“Third quarter results were indicative of our commitment to deliver consistent, strong core earnings, while managing the quality and composition of our balance sheet. During the quarter, we slowed loan growth in our indirect auto book and introduced competitive CD offerings in support of maintaining our focus on managing liquidity in a very competitive deposit environment. Our efforts are paying off. We ended the quarter in a strong liquidity position and with earnings of $6.9 million that drove an increase in retained earnings of $5.7 million and also strengthened capital ratios.  During the quarter we seized the opportunity to sell off our position in Visa B shares which have recently become more liquid and increased in value, realizing a pre-tax gain of $2.1 million. Our experienced team remains focused on our strong community bank culture while being ever mindful of delivering strong performance to our shareholders.”

Third Quarter Highlights1

  Net interest income increased $0.3 million, or 2.1%

  Non-interest income increased $2.2 million, or 42.9%

  Effective tax rate decreased from 31.9% to 20.6%

  Loans, net of deferred fees, increased $8.8 million, or 0.7%

  Commercial loans increased $14.6 million, or 1.7%

  Deposits increased $108.6 million, or 7.4%

  Dividends declared during the third quarter of 2018 were $0.26 per share

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for September 30, 2018 versus December 31, 2017.  Income statement comparisons are calculated for the third quarter of 2018 versus the third quarter of 2017.

3rd Quarter 2018 vs 3rd Quarter 2017

Net Interest Income:

Net interest income for the current quarter totaled $15.1 million compared with $14.8 million for the same period in the prior year, an increase of $0.3 million, or 2.1%.  Interest and fees from loans increased $0.9 million, while interest from investments, including interest-earning deposits, decreased $0.2 million in the third quarter of 2018 as compared to the same period in the prior year.  Interest expense on deposits increased $0.3 million and interest expense on borrowed funds increased $0.1 million, while interest expense on securities sold under agreements to repurchase decreased $0.1 million in the third quarter of 2018 when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.71% in the third quarter of 2018, compared with 3.68% for the same period in the prior year.  Average interest-earning assets increased $9.3 million in the third quarter of 2018, compared to the same period in the prior year.  The average yield on interest-earning assets increased ten basis points, while the average cost of interest-bearing liabilities increased twelve basis points in the third quarter of 2018, compared to the same period in the prior year.  The increase in interest and dividend income for the current quarter can be mostly attributed to a $62.0 million increase in the average balance of commercial loans, primarily commercial real estate, along with a six basis points increase in the average yield on commercial loans, and a $16.0 million increase in the average balance of consumer loans, compared to the same period in the prior year.  The increase in interest expense for the current quarter can be mostly attributed to an increase in interest rates on interest-bearing deposit accounts, including promotional interest rates on time deposits, and a $7.8 million increase in the average balance of FHLB advances and securities sold under agreements to repurchase.

Non-Interest Income:

Non-interest income for the current quarter was $7.4 million compared with $5.2 million for the same period in the prior year, an increase of $2.2 million, or 42.9%.  The increase was due primarily to increases of $2.1 million in net gains on securities transactions and $0.3 million in Wealth Management Group fee income.  The increase in net gains on securities was attributed to the sale of Visa Class B shares.  The increase in Wealth Management Group fee income can be attributed to an increase in the market value of assets under management or administration.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.4 million compared with $13.3 million for the same period in the prior year, an increase of $0.1 million, or 1.1%.  The increase was due primarily to increases of $0.2 million in salaries and wages, $0.2 million in net occupancy, and $0.1 million in data processing, which was offset by decreases of $0.1 million in pension and other employee benefits, $0.1 million in other components of net periodic pension and post retirement benefits, and $0.3 million in other non-interest expenses.  The increase in salaries and wages can be attributed to annual merit increases and an increase in headcount with two denovo branches which opened in 2018.  One branch opened in January 2018 in Schenectady, New York and the other branch opened in May 2018 in Wilton, New York.  The increases in net occupancy and data processing expenses can also be attributed to the two new branches, along with the timing of various projects.  The decrease in pension and other employee benefits can be attributed to declines in healthcare and pension costs in the current quarter, when compared to the same period in the prior year.

Income Tax Expense:

Income tax expense for the current quarter was $1.8 million compared with $1.7 million for the same period in the prior year, an increase of $0.1 million, or 5.4%.  The Corporation recognized a $3.4 million increase in income before income tax expense for the quarter, when compared to the same period in the prior year.  Although income tax expense increased in the current quarter, when compared to the same period in the prior year, the effective tax rate decreased from 31.9% to 20.6%.  The decrease was due primarily to the decline in the Federal income tax rate from 34% to 21%, with the enactment of the Tax Cuts and Jobs Act of 2017.  Additionally, the Corporation increased income generated from CCTC Funding Corp., a real estate investment trust subsidiary of the Bank, reducing the Corporation’s state income tax.

3rd Quarter 2018 vs 2nd Quarter 2018

Net Interest Income:

Net interest income for the current quarter totaled $15.1 million compared with $15.0 million for the prior quarter, an increase of $0.1 million, or 0.4%.  Interest and fees from loans increased $0.3 million, while interest from investments, including interest-earning deposits, remained level with the prior quarter.  Interest expense on deposits increased $0.3 million, while interest expense on securities sold under agreements to repurchase decreased slightly and interest expense on borrowed funds remained level in the third quarter of 2018 when compared to prior quarter.  Fully taxable equivalent net interest margin was 3.71% in the third quarter of 2018, compared with 3.73% for the prior quarter.  Average interest-earning assets decreased $0.5 million in the third quarter of 2018, compared to the prior quarter.  The average yield on interest-earning assets increased two basis points, while the average cost of interest-bearing liabilities increased seven basis points in the third quarter of 2018, compared to the prior quarter.  The increase in interest and dividend income for the current quarter can be mostly attributed to a $1.7 million increase in the average balance of total loans, along with a three basis points increase in the average yield on total loans, and an $11.6 million increase in the average balance of interest-earning deposits, along with a 112 basis points increase in the average yield on interest-earning deposits, compared to the prior quarter.  These items were partially offset by a $13.8 million decrease in the average balance of investment securities, compared to the prior quarter.  The increase in the average balance of total loans was due to a $6.4 million increase in the average balance of commercial loans, partially offset by decreases of $2.7 million in the average balance of residential mortgage loans and $2.0 million in the average balance of consumer loans.  The increase in interest expense for the current quarter can be mostly attributed to an increase in interest rates on interest-bearing deposit accounts, including promotional interest rates on time deposits, partially offset by a decrease of $7.3 million in the average balance of securities sold under agreements to repurchase and borrowed funds.

Non-Interest Income:

Non-interest income for the current quarter was $7.4 million compared with $5.3 million for the prior quarter, an increase of $2.1 million, or 38.6%.  The increase was primarily due to a $2.1 million increase in net gains on securities transactions, resulting from the sale of Visa Class B shares during the third quarter of 2018.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.4 million compared with $15.0 million for the prior quarter, a decrease of $1.6 million, or 10.3%.  The decrease was due primarily to decreases of $1.0 million in legal accruals and settlements, $0.3 million in pension and other employee benefits, and $0.3 million in other non-interest expense, partially offset by a $0.1 million increase in salaries and wages.  The decrease in legal accruals and settlements can be attributed to the settlement agreement in the matter of Fane vs. Chemung Canal Trust Company (the “Action”) during the second quarter of 2018.  As noted in the Current Report on Form 8-K filed on June 15, 2018, the two parties agreed to release each other from any and all liabilities, claims, counterclaims, demands, charges, complaints and causes of action, to dismiss the Action with prejudice, and the Bank agreed to pay Fane $3.3 million in connection with the settlement of the Action. The Bank had previously reserved $2.3 million for the Action and therefore recognized an additional $1.0 million in legal accruals and settlements during the second quarter of 2018.  The decrease in pension and other employee benefits can be attributed to a decline in healthcare costs in the current quarter, when compared to the prior quarter.  The increase in salaries and wages can be attributed to annual merit increases and an increase in headcount associated with a denovo branch opened in the second quarter of 2018.  The Bank opened a denovo branch in Wilton, New York in May 2018.

Income Tax Expense:

Income tax expense for the current quarter was $1.8 million compared with $0.5 million for the prior quarter, an increase of $1.3 million, or 270.8%.  The increase was due primarily to a $5.7 million increase in income before income tax expense for the third quarter of 2018, when compared to the prior quarter.

Asset Quality

Non-performing loans totaled $12.6 million at September 30, 2018, or 0.96% of total loans, compared with $17.3 million at December 31, 2017, or 1.32% of total loans.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $13.4 million, or 0.76% of total assets, at September 30, 2018, compared with $19.3 million, or 1.13% of total assets, at December 31, 2017. The decline in non-performing loans can be mostly attributed to the charge-off of multiple large commercial loans to one borrower for $3.6 million during the second quarter of 2018.  The decline in non-performing assets can be mostly attributed to the charge-off of multiple large commercial loans to one borrower for $3.6 million and the sale of one other real estate owned property during the second quarter of 2018.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the third quarter of 2018 was $0.3 million, a decrease of $1.0 million compared with the same period in the prior year.  Net charge-offs for the third quarter of 2018 were $0.3 million, compared with $0.7 million for the third quarter of 2017.

The allowance for loan losses was $19.6 million at September 30, 2018 compared with $21.2 million at December 31, 2017.  The allowance for loan losses was 155.48% of non-performing loans at September 30, 2018 compared with 122.15% at December 31, 2017.  The ratio of the allowance for loan losses to total loans was 1.49% at September 30, 2018 compared with 1.61% at December 31, 2017.

Balance Sheet Activity

Total assets totaled $1.754 billion at September 30, 2018 compared with $1.708 billion at December 31, 2017, an increase of $46.2 million, or 2.7%.  The increase can be mostly attributed to increases of $83.2 million in cash and cash equivalents, $8.8 million in loans, net of deferred loan fees, and $2.4 million in accrued interest receivable and other assets, offset by a decrease of $48.8 million in total investment securities.

The increase in cash and cash equivalents was due to changes in securities, loans, deposits, and borrowings.  The increase in total loans can be mostly attributed to increases of $20.6 million in commercial mortgages and $4.1 million in indirect consumer loans, partially offset by decreases of $6.0 million in commercial and agriculture loans, $5.8 million in residential mortgages, and $4.1 million in other consumer loans.  The increase in accrued interest receivable and other assets can be mostly attributed to the fair market adjustment to interest rate swaps for the year to date ($1.5 million) and increases in operating prepaid assets and the net deferred tax asset.  The decrease in securities available for sale can be mostly attributed to pay-downs, maturities, and a decrease in fair value related to an increase in interest rates.

Total liabilities totaled $1.597 billion at September 30, 2018 compared with $1.558 billion at December 31, 2017, an increase of $39.6 million or 2.5%.  Deposits totaled $1.576 billion at September 30, 2018 compared with $1.467 billion at December 31, 2017, an increase of $108.6 million, or 7.4%.  The growth was attributable to increases of $2.3 million in non-interest bearing demand deposits accounts, $62.1 million in interest-bearing demand deposit accounts, $18.7 million in money market accounts, and $26.5 million in time deposits, due to a rate promotion, offset by a decrease of $1.0 million in savings accounts.  The increase in interest-bearing demand deposit accounts was mainly attributable to the seasonal inflow from existing municipal clients.  Also, in the current quarter, the Bank converted its off balance sheet sweep agreement accounts into interest-bearing demand deposit accounts which resulted in the onboarding of approximately $30.0 million in deposits.  FHLB advances and other debt totaled $4.4 million at September 30, 2018 compared with $64.2 million at December 31, 2017, a decrease of $59.9 million, or 93.2%.  The decline in FHLB advances can be attributed to an increase in deposits and decline in securities.

Total shareholders’ equity was $156.5 million at September 30, 2018 compared with $149.8 million at December 31, 2017, an increase of $6.7 million, or 4.5%.  The increase in retained earnings of $10.2 million was due primarily to earnings of $13.9 million, offset by $3.7 million in dividends declared.  The increase in accumulated other comprehensive loss of $4.9 million can be attributed to the decline in the fair market value of the securities portfolio.  Also, treasury stock decreased $1.4 million, due to the issuance of shares to the Corporation’s employee benefit stock plans.

The total equity to total assets ratio was 8.92% at September 30, 2018 compared with 8.77% at December 31, 2017.  The tangible equity to tangible assets ratio was 7.69% at September 30, 2018 compared with 7.48% at December 31, 2017.  Book value per share increased to $32.35 at September 30, 2018 from $31.10 at December 31, 2017.  As of September 30, 2018, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under the regulatory framework for prompt corrective action and the Corporation met all capital adequacy requirements to which it is subject.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.923 billion at September 30, 2018, including $264.6 million of assets under management or administration for the Corporation, compared to $1.952 billion at December 31, 2017, including $346.8 million of assets under management or administration for the Corporation, a decrease of $28.5 million, or 1.5%.  The decline in total assets under management or administration can be mostly attributed to a decrease in the Corporation’s pledged securities portfolio for municipal deposits and the decrease in the mutual fund sweep agreement accounts (previously described under balance sheet activity), which are held by its Wealth Management Group.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.8 billion financial services holding company headquartered in Elmira, New York and operates 35 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2018	2018	2018	2017	2017
ASSETS
Cash and due from financial institutions	$31,831	$30,837	$25,473	$27,966	$34,572
Interest-earning deposits in other financial institutions	82,081	3,978	5,531	2,763	21,806
Total cash and cash equivalents	113,912	34,815	31,004	30,729	56,378

Equity investments	1,987	2,112	2,154	2,337	2,248

Securities available for sale	246,473	265,157	278,984	293,091	311,700
Securities held to maturity	4,203	3,806	3,640	3,781	3,865
FHLB and FRB stocks, at cost	3,138	5,816	3,097	5,784	3,497
Total investment securities	253,814	274,779	285,721	302,656	319,062

Commercial	857,954	860,209	848,075	843,337	826,554
Mortgage	188,636	193,423	194,600	194,440	197,210
Consumer	274,048	280,812	277,236	274,047	265,049
Loans, net of deferred loan fees	1,320,638	1,334,444	1,319,911	1,311,824	1,288,813
Allowance for loan losses	(19,635)	(19,645)	(21,390)	(21,161)	(15,694)
Loans, net	1,301,003	1,314,799	1,298,521	1,290,663	1,273,119

Loans held for sale	1,715	684	190	542	1,246
Premises and equipment, net	25,514	26,049	26,136	26,657	27,366
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	1,527	1,709	1,891	2,085	2,292
Accrued interest receivable and other assets	32,568	33,395	32,513	30,127	28,147
Total assets	$1,753,864	$1,710,166	$1,699,954	$1,707,620	$1,731,682

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$469,887	$462,233	$460,271	$467,610	$449,841
Interest-bearing demand deposits	211,099	125,867	144,707	149,026	156,094
Money market accounts	532,489	522,328	574,075	513,782	586,795
Savings deposits	217,621	222,387	222,700	218,666	218,106
Time deposits	144,901	146,094	116,447	118,362	126,182
Total deposits	1,575,997	1,478,909	1,518,200	1,467,446	1,537,018

Securities sold under agreements to repurchase	-	-	10,000	10,000	10,000
FHLB advances and other debt	4,358	63,361	4,464	64,217	13,577
Accrued interest payable and other liabilities	17,010	16,116	17,028	16,144	16,810
Total liabilities	1,597,365	1,558,386	1,549,692	1,557,807	1,577,405

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	46,006	45,873	46,404	45,967	46,089
Retained earnings	138,654	132,973	131,694	128,453	130,006
Treasury stock, at cost	(12,927)	(12,998)	(14,053)	(14,320)	(14,596)
Accumulated other comprehensive (loss)	(15,287)	(14,121)	(13,836)	(10,340)	(7,275)
Total shareholders' equity	156,499	151,780	150,262	149,813	154,277
Total liabilities and shareholders' equity	$1,753,864	$1,710,166	$1,699,954	$1,707,620	$1,731,682

Period-end shares outstanding	4,837	4,831	4,824	4,817	4,804

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
(in thousands, except per share data)	2018	2017	Change	2018	2017	Change
Interest and dividend income:
Loans, including fees	$14,580	$13,709	6.4	$42,930	$39,025	10.0
Taxable securities	1,200	1,369	(12.3)	3,753	4,189	(10.4)
Tax exempt securities	272	322	(15.5)	875	836	4.7
Interest-earning deposits	84	97	(13.4)	116	445	(73.9)
Total interest and dividend income	16,136	15,497	4.1	47,674	44,495	7.1

Interest expense:
Deposits	858	545	57.4	1,967	1,632	20.5
Securities sold under agreements to repurchase	-	95	(100.0)	137	383	(64.2)
Borrowed funds	199	94	111.7	574	273	110.3
Total interest expense	1,057	734	44.0	2,678	2,288	17.0

Net interest income	15,079	14,763	2.1	44,996	42,207	6.6
Provision for loan losses	300	1,289	(76.7)	3,371	2,750	22.6
Net interest income after provision for loan losses	14,779	13,474	9.7	41,625	39,457	5.5

Non-interest income:
Wealth management group fee income	2,406	2,147	12.1	7,095	6,525	8.7
Service charges on deposit accounts	1,231	1,269	(3.0)	3,539	3,678	(3.8)
Interchange revenue from debit card transactions	982	925	6.2	3,013	2,809	7.3
Net gains on securities transactions	2,093	-	N/M	2,093	12	N/M
Net gains on sales of loans held for sale	79	71	11.3	184	193	(4.7)
Net gains on sales of other real estate owned	123	30	310.0	119	38	213.2
Income from bank owned life insurance	17	17	0.0	50	52	(3.8)
Other	450	707	(36.4)	2,088	1,728	20.8
Total non-interest income	7,381	5,166	42.9	18,181	15,035	20.9

Non-interest expense:
Salaries and wages	5,691	5,480	3.9	16,969	16,177	4.9
Pension and other employee benefits	1,262	1,325	(4.8)	4,438	4,416	0.5
Other components of net periodic pension and postretirement benefits	(408)	(333)	22.5	(1,224)	(999)	22.5
Net occupancy	1,671	1,476	13.2	4,922	4,784	2.9
Furniture and equipment	581	657	(11.6)	1,941	2,119	(8.4)
Data processing	1,782	1,667	6.9	5,288	4,858	8.9
Professional services	479	452	6.0	1,527	1,169	30.6
Legal accruals and settlements	-	-	N/M	989	850	16.4
Amortization of intangible assets	182	214	(15.0)	558	653	(14.5)
Marketing and advertising	212	213	(0.5)	816	580	40.7
Other real estate owned expense	83	4	1975.0	321	35	817.1
FDIC insurance	263	312	(15.7)	881	946	(6.9)
Loan expense	262	165	58.8	615	447	37.6
Other	1,368	1,644	(16.8)	4,520	4,618	(2.1)
Total non-interest expense	13,428	13,276	1.1	42,561	40,653	4.7

Income before income tax expense	8,732	5,364	62.8	17,245	13,839	24.6
Income tax expense	1,802	1,710	5.4	3,349	4,250	(21.2)
Net income	$6,930	$3,654	89.7	$13,896	$9,589	44.9

Basic and diluted earnings per share	$1.43	$0.76		$2.88	$2.00
Cash dividends declared per share	0.26	0.26		0.78	0.78
Average basic and diluted shares outstanding	4,834	4,802		4,828	4,796

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017
RESULTS OF OPERATIONS
Interest income	$16,136	$15,869	$15,669	$15,560	$15,497	$47,674	$44,495
Interest expense	1,057	852	769	780	734	2,678	2,288
Net interest income	15,079	15,017	14,900	14,780	14,763	44,996	42,207
Provision for loan losses	300	2,362	709	6,272	1,289	3,371	2,750
Net interest income after provision for loan losses	14,779	12,655	14,191	8,508	13,474	41,625	39,457
Non-interest income	7,381	5,325	5,475	5,456	5,166	18,181	15,035
Non-interest expense	13,428	14,967	14,166	13,111	13,276	42,561	40,653
Income before income tax expense	8,732	3,013	5,500	853	5,364	17,245	13,839
Income tax expense	1,802	486	1,061	3,012	1,710	3,349	4,250
Net income (loss)	$6,930	$2,527	$4,439	$(2,159)	$3,654	$13,896	$9,589

Basic and diluted earnings per share	$1.43	$0.52	$0.92	$(0.45)	$0.76	$2.88	$2.00
Average basic and diluted shares outstanding	4,834	4,828	4,822	4,809	4,802	4,828	4,796

PERFORMANCE RATIOS
Return on average assets	1.61%	0.59%	1.06%	(0.50)%	0.85%	1.09%	0.75%
Return on average equity	17.81%	6.70%	11.96%	(5.53)%	9.46%	12.22%	8.54%
Return on average tangible equity (a)	21.01%	7.94%	14.21%	(6.55)%	11.24%	14.47%	10.21%
Efficiency ratio (a) (b)	64.72%	67.47%	68.21%	63.43%	64.83%	66.80%	67.72%
Non-interest expense to average assets	3.13%	3.52%	3.37%	3.01%	3.09%	3.34%	3.18%
Loans to deposits	83.80%	90.23%	86.94%	89.40%	83.85%	83.80%	83.85%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.36%	4.33%	4.34%	4.26%	4.34%	4.34%	4.24%
Yield on investments	2.18%	2.21%	2.22%	2.15%	2.16%	2.20%	2.05%
Yield on interest-earning assets	3.96%	3.94%	3.94%	3.82%	3.86%	3.95%	3.72%
Cost of interest-bearing deposits	0.33%	0.24%	0.20%	0.20%	0.20%	0.25%	0.20%
Cost of borrowings	2.38%	2.41%	2.23%	2.42%	2.95%	2.33%	2.95%
Cost of interest-bearing liabilities	0.39%	0.32%	0.29%	0.28%	0.27%	0.33%	0.27%
Interest rate spread	3.57%	3.62%	3.65%	3.54%	3.59%	3.62%	3.45%
Net interest margin, fully taxable equivalent	3.71%	3.73%	3.75%	3.63%	3.68%	3.73%	3.53%

CAPITAL
Total equity to total assets at end of period	8.92%	8.88%	8.84%	8.77%	8.91%	8.92%	8.91%
Tangible equity to tangible assets at end of period (a)	7.69%	7.60%	7.55%	7.48%	7.62%	7.69%	7.62%

Book value per share	$32.35	$31.42	$31.16	$31.10	$32.11	$32.35	$32.11
Tangible book value per share (a)	27.53	26.55	26.24	26.14	27.09	27.53	27.09
Period-end market value per share	42.43	50.11	46.47	48.10	47.10	42.43	47.10
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,330,071	$1,328,386	$1,315,207	$1,291,414	$1,259,919	$1,324,610	$1,237,681
Interest earning assets	1,625,132	1,625,591	1,623,748	1,639,257	1,615,833	1,624,830	1,618,788
Total assets	1,704,721	1,703,722	1,703,047	1,727,616	1,707,111	1,703,834	1,708,360
Deposits	1,501,082	1,495,410	1,488,708	1,516,390	1,512,685	1,495,111	1,513,804
Total equity	154,331	151,216	150,495	154,767	153,244	152,026	150,038
Tangible equity (a)	130,891	127,591	126,665	130,759	129,024	128,396	125,603

ASSET QUALITY
Net charge-offs	$310	$4,107	$480	$805	$699	$4,897	$1,309
Non-performing loans (d)	12,629	12,790	17,280	17,324	14,028	12,629	14,028
Non-performing assets (e)	13,356	13,676	19,113	19,264	14,216	13,356	14,216
Allowance for loan losses	19,635	19,645	21,390	21,161	15,694	19,635	15,694

Annualized net charge-offs to average loans	0.09%	1.24%	0.15%	0.25%	0.22%	0.49%	0.14%
Non-performing loans to total loans	0.96%	0.96%	1.31%	1.32%	1.09%	0.96%	1.09%
Non-performing assets to total assets	0.76%	0.80%	1.12%	1.13%	0.82%	0.76%	0.82%
Allowance for loan losses to total loans	1.49%	1.47%	1.62%	1.61%	1.22%	1.49%	1.22%
Allowance for loan losses to non-performing loans	155.48%	153.60%	123.78%	122.15%	111.88%	155.48%	111.88%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017			Three Months Ended September 30, 2018 vs. 2017
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$861,513	$9,868	4.54%	$799,505	$9,037	4.48%	$831	$709	$122
Mortgage loans	191,493	1,824	3.78%	199,396	1,963	3.91%	(139)	(76)	(63)
Consumer loans	277,065	2,925	4.19%	261,018	2,782	4.23%	143	169	(26)
Taxable securities	231,340	1,201	2.06%	271,529	1,371	2.00%	(170)	(210)	40
Tax-exempt securities	48,226	333	2.74%	57,127	467	3.24%	(134)	(67)	(67)
Interest-earning deposits	15,495	84	2.15%	27,258	97	1.41%	(13)	(52)	39
Total interest earning assets	1,625,132	16,235	3.96%	1,615,833	15,717	3.86%	518	473	45

Non- interest earnings assets:
Cash and due from banks	27,686			26,036
Premises and equipment, net	25,896			27,774
Other assets	55,323			53,944
Allowance for loan losses	(19,879)			(15,179)
AFS valuation allowance	(9,437)			(1,297)
Total assets	$1,704,721			$1,707,111

Interest-bearing liabilities:
Interest-bearing checking	$147,340	$78	0.21%	$138,364	$32	0.09%	46	2	44
Savings and money market	745,235	513	0.27%	801,580	398	0.20%	115	(28)	143
Time deposits	144,037	267	0.74%	130,445	115	0.35%	152	13	139
FHLB advances and repos	33,227	199	2.38%	25,405	189	2.95%	10	51	(41)
Total int.-bearing liabilities	1,069,839	1,057	0.39%	1,095,794	734	0.27%	323	38	285

Non-interest-bearing liabilities:
Demand deposits	464,470			442,296
Other liabilities	16,081			15,777
Total liabilities	1,550,390			1,553,867
Shareholders' equity	154,331			153,244
Total liabilities and shareholders' equity	$1,704,721			$1,707,111

Fully taxable equivalent net interest income		15,178			14,983		$195	$435	$(240)
Net interest rate spread (1)			3.57%			3.59%
Net interest margin, fully taxable equivalent (2)			3.71%			3.68%
Taxable equivalent adjustment		(99)			(220)
Net interest income		$15,079			$14,763

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

AVERAGE CONSOLIDATED BALANCE SHEETS & NET INTEREST INCOME ANALYSIS AND RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2018 vs. 2017
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$853,832	$28,962	4.54%	$780,120	$25,425	4.36%	$3,537	$2,462	$1,075
Mortgage loans	193,539	5,435	3.75%	199,625	5,716	3.83%	(281)	(167)	(114)
Consumer loans	277,239	8,643	4.17%	257,936	8,082	4.19%	561	600	(39)
Taxable securities	240,650	3,758	2.09%	273,124	4,194	2.05%	(436)	(515)	79
Tax-exempt securities	51,769	1,075	2.78%	51,016	1,214	3.18%	(139)	18	(157)
Interest-earning deposits	7,801	116	1.99%	56,967	445	1.04%	(329)	(553)	224
Total interest earning assets	1,624,830	47,989	3.95%	1,618,788	45,076	3.72%	2,913	1,845	1,068

Non-interest earnings assets:
Cash and due from banks	27,358			25,456
Premises and equipment, net	26,240			28,208
Other assets	55,029			53,965
Allowance for loan losses	(20,779)			(14,866)
AFS valuation allowance	(8,844)			(3,191)
Total assets	$1,703,834			$1,708,360

Interest-bearing liabilities:
Interest-bearing checking	$143,556	$141	0.13%	$144,683	$98	0.09%	$43	$(1)	$44
Savings and money market	762,993	1,306	0.23%	802,700	1,168	0.19%	138	(65)	203
Time deposits	130,628	520	0.53%	136,359	366	0.36%	154	(15)	169
FHLB advances and repos	40,778	711	2.33%	29,760	656	2.95%	55	211	(156)
Total int.-bearing liabilities	1,077,955	2,678	0.33%	1,113,502	2,288	0.27%	390	130	260

Non-interest-bearing liabilities:
Demand deposits	457,934			430,062
Other liabilities	15,919			14,758
Total liabilities	1,551,808			1,558,322
Shareholders' equity	152,026			150,038
Total liabilities and shareholders' equity	$1,703,834			$1,708,360

Fully taxable equivalent net interest income		45,311			42,788		$2,523	$1,715	$808
Net interest rate spread (1)			3.62%			3.45%
Net interest margin, fully taxable equivalent (2)			3.73%			3.53%
Taxable equivalent adjustment		(315)			(581)
Net interest income		$44,996			$42,207

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$15,079	$15,017	$14,900	$14,780	$14,763	$44,996	$42,207
Fully taxable equivalent adjustment	99	106	110	206	220	315	581
Fully taxable equivalent net interest income (non-GAAP)	$15,178	$15,123	$15,010	$14,986	$14,983	$45,311	$42,788

Non-interest income (GAAP)	$7,381	$5,325	$5,475	$5,456	$5,166	$18,181	$15,035
Less: net (gains) losses on security transactions	(2,093)	-	-	(97)	-	(2,093)	(12)
Adjusted non-interest income (non-GAAP)	$5,288	$5,325	$5,475	$5,359	$5,166	$16,088	$15,023

Non-interest expense (GAAP)	$13,428	$14,967	$14,166	$13,111	$13,276	$42,561	$40,653
Less: amortization of intangible assets	(182)	(182)	(194)	(207)	(214)	(558)	(653)
Less: legal reserve	-	(989)	-	-	-	(989)	(850)
Adjusted non-interest expense (non-GAAP)	$13,246	$13,796	$13,972	$12,904	$13,062	$41,014	$39,150

Average interest-earning assets (GAAP)	$1,625,132	$1,625,591	$1,623,748	$1,639,257	$1,615,833	$1,624,830	$1,618,788

Net interest margin - fully taxable equivalent (non-GAAP)	3.71%	3.73%	3.75%	3.63%	3.68%	3.73%	3.53%
Efficiency ratio (non-GAAP)	64.72%	67.47%	68.21%	63.43%	64.83%	66.80%	67.72%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2018	2018	2018	2017	2017	2018	2017
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$156,499	$151,780	$150,262	$149,813	$154,277	$156,499	$154,277
Less: intangible assets	(23,351)	(23,533)	(23,715)	(23,909)	(24,116)	(23,351)	(24,116)
Tangible equity (non-GAAP)	$133,148	$128,247	$126,547	$125,904	$130,161	$133,148	$130,161

Total assets (GAAP)	$1,753,864	$1,710,166	$1,699,954	$1,707,620	$1,731,682	$1,753,864	$1,731,682
Less: intangible assets	(23,351)	(23,533)	(23,715)	(23,909)	(24,116)	(23,351)	(24,116)
Tangible assets (non-GAAP)	$1,730,513	$1,686,633	$1,676,239	$1,683,711	$1,707,566	$1,730,513	$1,707,566

Total equity to total assets at end of period (GAAP)	8.92%	8.88%	8.84%	8.77%	8.91%	8.92%	8.91%
Book value per share (GAAP)	$32.35	$31.42	$31.16	$31.10	$32.11	$32.35	$32.11

Tangible equity to tangible assets at
end of period (non-GAAP)	7.69%	7.60%	7.55%	7.48%	7.62%	7.69%	7.62%
Tangible book value per share (non-GAAP)	$27.53	$26.55	$26.24	$26.14	$27.09	$27.53	$27.09

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except ratio data)	2018	2018	2018	2017	2017	2018	2017
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$154,331	$151,216	$150,495	$154,767	$153,244	$152,026	$150,038
Less: average intangible assets	(23,440)	(23,625)	(23,830)	(24,008)	(24,220)	(23,630)	(24,435)
Average tangible equity (non-GAAP)	$130,891	$127,591	$126,665	$130,759	$129,024	$128,396	$125,603

Return on average equity (GAAP)	17.81%	6.70%	11.96%	(5.53)%	9.46%	12.22%	8.54%
Return on average tangible equity (non-GAAP)	21.01%	7.94%	14.21%	(6.55)%	11.24%	14.47%	10.21%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2018	2018	2018	2017	2017	2018	2017
NON-GAAP NET INCOME
Reported net income (GAAP)	$6,930	$2,527	$4,439	$(2,159)	$3,654	$13,896	$9,589
Net (gains) losses on security transactions (net of tax)	(1,559)	-	-	(60)	-	(1,559)	(8)
Legal reserve (net of tax)	-	737	-	-	-	737	528
Revaluation of net deferred tax asset	-	-	-	2,927	-	-	-
Non-GAAP net income	$5,371	$3,264	$4,439	$708	$3,654	$13,074	$10,109

Average basic and diluted shares outstanding	4,834	4,828	4,822	4,809	4,802	4,828	4,796

Reported basic and diluted earnings per share (GAAP)	$1.43	$0.52	$0.92	$(0.45)	$0.76	$2.88	$2.00
Reported return on average assets (GAAP)	1.61%	0.59%	1.06%	(0.50)%	0.85%	1.09%	0.75%
Reported return on average equity (GAAP)	17.81%	6.70%	11.96%	(5.53)%	9.46%	12.22%	8.54%

Core basic and diluted earnings per share (non-GAAP)	$1.11	$0.68	$0.92	$0.15	$0.76	$2.71	$2.10
Core return on average assets (non-GAAP)	1.25%	0.77%	1.06%	0.16%	0.85%	1.03%	0.79%
Core return on average equity (non-GAAP)	13.81%	8.66%	11.96%	1.81%	9.46%	11.50%	9.01%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2017 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714